UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

VOXX INTERNATIONAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-28839	13-1964841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2351 J. Lawson Boulevard
Orlando, Florida		32824
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 645-7750

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $.01 par value	VOXX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

VOXX International Corporation (the “Company”) entered into Amendment No. 10 to the Second Amended and Restated Credit Agreement, which was dated as of February 15, 2023 (the “Amendment No. 10”), by and among the Company, the Borrowers, the other Guarantors, the Lenders party thereto, and Wells Fargo Bank, National Association, as agent on behalf of the Lenders under the Credit Agreement.

Pursuant to Amendment No. 10, the commitment of the Lenders to make LIBOR Rate Loans, continue LIBOR Rate Loans, or convert Base Rate Loans to LIBOR Rate Loans was cancelled and automatically converted to SOFR Loans. Accordingly, certain provisions and definitions of the Credit Agreement have been amended to change the reference rate from LIBOR to SOFR.

Amendment No. 10 also increased the Maximum Credit and Maximum Revolver Amount of $140,000,000 to $165,000,000 and an Unused Line Fee equal to a sixty-fifth of one percent (0.65%) per annum. The unused line fee was amended to 0.50% for Average Revolver Usage greater than or equal to 40% of the Maximum Revolver Amount and 0.625% for Average Revolver Usage less than 40% of the Maximum Revolver Amount.

Amendment No. 10 also increased the Real Property Availability by reappraising the valuation of the Real Property. Amendment No. 10 stipulates an Advance Rate of 60% of the appraised Fair Market Value of the eligible Real Estate with total Real Property Availability not to exceed $22,000,000. Amendment No. 10 also added the Company’s Intellectual Property as Collateral with Aggregate Availability from Eligible Intellectual Property at the lesser of 25% of the appraised fair market value of the Eligible Intellectual Property or $15,000,000. Amendment No. 10 also increased the aggregate principal amount of Revolver Usage based on eligible In-Transit Inventory to $30,000,000. Amendment No. 10 also increased Restricted Junior Payments for the purpose of Company stock repurchases from $20,000,000 to $50,000,000. The Amendment Fee was $300,000.

The above description of Amendment No. 10 does not purport to be a complete statement of the parties’ rights and obligations under Amendment No. 10 and is qualified in its entirety by reference to Amendment No. 10 which is filed herewith as Exhibit 10.1.

The information furnished under Item 1.01, including Exhibits 10.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures required by this Item 2.03 are combined in Item 1.01 above and are incorporated as if fully restated herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1

Amendment No. 10 to Second Amended and Restated Credit Agreement, dated as of February 15, 2023, by and among VOXX International Corporation and the Borrowers, the other Guarantors, the Lenders party thereto, and Wells Fargo Bank, National Association, as agent on behalf of the Lenders under the Credit Agreement (filed herewith).

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOXX INTERNATIONAL CORPORATION (Registrant)

Date:	February 22, 2023	By:	/s/ Charles M. Stoehr
Charles M. Stoehr Senior Vice President and Chief Financial Officer